Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vectren Corporation
Evansville, Indiana

We consent to the incorporation by reference in Registration Statement No. 333-118399 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement File No. 333-33684 on Form S-8 of Vectren Corporation of our report dated June 28, 2007 appearing in this Annual Report on Form 11-K of Vectren Corporation’s Retirement Savings Plan for the year ended December 31, 2006.

                                                              /s/ McGladrey & Pullen LLP__
                                                              McGLADREY & PULLEN LLP

Peoria, Illinois
June 28, 2007